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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 17, 2007

                             REGENT TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)

         Colorado                       000-09519                84-0807913
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                            6727 Hillcrest Ave., Suite E
                               Dallas, Texas 75205
                    (Address of principal executive offices)

                                 (214) 507 9507
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01: Entry into Material Definitive Agreements.

Acceptance of Purchase Agreements and Closing of Offering of
Subsidiary Series A Convertivble Preferred Stock

On April 18, 2007, Regent GLSC Technologies, Inc. ("Regent GLSC"), a wholly owned subsidiary of the Registrant, accepted purchase agreements in a total amount of $150,000 received from 4 purchasers to its private offering of shares of Series A Convertible Preferred Stock (the "Convertible Preferred Stock"). Pursuant to the accepted purchase agreements, the subscribers purchased through a Preferred Stock Purchase Agreement 30,000 shares of Regent GLSC's Convertible Preferred Stock at $5.00 per share. The stock was sold under a private placement offering to sell 25% of the equity of Regent GLSC for $1,250,000.00. Regent GLSC is continuing to raise capital through the sale of shares of the Convertible Preferred Stock in $50,000 units. Each unit is convertible into 10,000 shares of common stock of Regent GLSC plus 0.5% of the outstanding shares of common stock of MacuCLEAR, non-dilutable for a period of 24 months after closing. Also, the Registrant and Regent GLSC are exploring other avenues for raising captial.


Item 2.01:  Completion of Acquisition or Disposition of Assets.

On April 17, 2007, Regent GLSC executed a stock purchase agreement in the amount of $1,000,000.00 for the acquisition of 385,356 shares of 8% Convertible Preferred Stock of MacuCLEAR, Inc. ("MacuCLEAR"), convertible on a non-dilutable basis into 20% of the common stock of MacuCLEAR for a period of 24 months after closing. Regent GLSC acquired its interest through the payment of $200,000 cash and the execution of a promissory note in the principal amount of $800,000. The principal of this note is payable in two installments. The first installment of $300,000 is due and payable on or before June 1, 2007 and the second installment of $500,000 is due and payable on or before August 30, 2007. As security for payment of the obligations under the promissory note, Regent GLSC has assigned to holder a security interest in 308,285 shares of Convertible Preferred Stock. Upon payment in full of the first installment, 115,607 shares of Convertible Preferred Stock, shall be released. The promissory note does not bear interest and is non-recourse to other assets of Regent GLSC, including the 77,071 shares of Convertible Preferred Stock acquired for the payment of $200,000. The source of the payment of $200,000 was $150,000 from the sale of the 30,000 shares of Regent GLSC Series A Convertible Preferred Stock and $50,000 from NR Partners on a short term promissory note secured by 35,000 shares of Convertible Preferred Stock of MacuCLEAR.

MacuCLEAR was formed by Texas A&M University as a drug discovery and development company focused on treating disorders of the eye. MacuCLEAR has the exclusive license for a platform technology for preventing the progression of Age Related Macular Degeneration ("AMD"). Specifically MacuCLEAR has licensed a proprietary treatment for the "Dry" form of AMD. The solution is delivered in eye drop form to restore choroidal blood flow and control inflammation in the macula. The core component of this novel solution has been used clinically in other applications and is known to be safe. Therefore, MacuCLEAR is eligible for an abbreviated
FDA approval process. AMD is the leading cause of blindness for people over the age of 50. AMD is the deterioration and breakdown of the macula, the central portion of the retina responsible for detailed vision such as reading and driving. AMD commences when blood flow in the tiny blood vessels of the macula become restricted, a condition known as "Dry" AMD. The disease can steadily progress into "Wet" AMD, whereupon vision loss becomes imminent. Fifteen million Americans currently have AMD, 90% of these have Dry AMD for which there is no present cure. There are an estimated 1.8 Million new cases of "Dry" and 200,000 "Wet" each year. These numbers double for global estimates. The total U.S. market potential is $18 billion based on current market for treatments for the 10% who have wet AMD. The potential MacuCLEAR revenues are $1.5 billion in five years from licensing fees, milestone payments and royalties.

MacuCLEAR is headed by an executive team of business and life science professionals with significant industry experience. Philip G. Ralston is the CEO of MacuCLEAR and the President of Regent GLSC. He is a seasoned life science industry professional with Fortune 200, and mid-size private and public company experience. He has started four companies and holds 18 patents on various products. David A. Nelson, Chief Executive Officer of Regent GLSC and the Registrant, is a member of the Board of Directors of MacuCLEAR with Mr. Ralston.

Regent GLSC invests in emerging technologies in the "global life science commercialization" process by working with inventors and innovative research teams focused on the creation of new medical products. Regent GLSC's focus is the acquisition of equity in new product development and long-term participation in future income streams derived from new products marketed and domestically and throughout the world. Acquisition targets are research teams that show the greatest prospect of early and high returns from commercialization of the product(s) being developed. Full attention is paid to the speed of regulatory approval, to the status of the product market, and to prospects of competition that might be encountered in the market. Specific attention is paid to investing in product groups which have no known rival. In some cases, licensing agreements will lead to ownership retention of the original development company. In others, licensing agreements may lead to public stock offerings or to the complete sale of the development company to an interested suitor. The strategy includes sitting on the boards of and shaping policy of the acquired interests to assure the highest prospect of return for the shareholders of Regent GLSC and the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 26, 2007

                               REGENT TECHNOLOGIES, INC.


                               By: /s/ David A. Nelson
                                   ---------------------------------------------
                                       David A. Nelson
                                       President and Chief Executive Officer